UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A subsidiary of Rural/Metro Corporation (the “Company”), Rural/Metro Operating Company LLC (“Rural/Metro LLC”), entered into Waiver No. 1 (the “Waiver”), dated as of March 13, 2006, under that certain Credit Agreement, dated as of March 4, 2005 (as amended, the “Credit Agreement”), with the Lenders thereunder; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners.

Under the Waiver, the Lenders waive the defaults arising out of, or relating to, the Company’s failure to timely file its Form 10-Q, for the quarter ended December 31, 2006. The Company has been delayed due to the previously disclosed inventory restatement relating to certain durable medical equipment within inventory. In addition, the Company has disclosed on Form 8-K, filed March 19, 2007, that it had changed its method of accounting for revenue and uncompensated care, previously referred to as the provision for doubtful accounts, in order to align with the preferred industry standard. The inventory restatement requires the Company to amend its Form 10-Q for the quarters ended March 31, 2006, and September 30, 2006, and its Form 10-K for the fiscal year ended June 30, 2006. However, if any default occurs under the Credit Agreement on April 30, 2007, such default shall constitute an “Event of Default” on April 30, 2007. The foregoing description of the Waiver is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

This waiver is specific to the Credit Agreement, and does not waive any default that may arise as a result of the existing notice of default under the notes, as disclosed in the Form 8-K, filed February 28, 2007. The Company expects to file its Form 10-Q for the quarter ended December 31, 2006 prior to the expiration of the 60-day cure period relating to its notes. Any or all forward-looking statements relating to the default made in the Form 8-K (and in any other public filings or statements we might make) may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Accordingly, except to the extent required by applicable law, we undertake no duty to update the forward-looking statements made in this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Waiver No. 1, dated as of March 13, 2007, under that certain Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc, as joint lead arrangers and joint lead bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 19, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Waiver No. 1, dated as of March 13, 2007, under that certain Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A., as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc, as joint lead arrangers and joint lead bookrunners.